UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Adicet Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACET	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2021, Adicet Bio, Inc. (the “Company”) entered into the Third Amendment to Business Park Lease, by and between the Company and Facebook, Inc., dated June 25, 2021 (the “Third Amendment to the Business Park Lease”). The Third Amendment to the Business Park Lease extends the term of the lease from March 31, 2022 to June 30, 2022 and replaces the previously leased expansion premises with 235 Constitution Drive. In connection with these changes, Adicet will pay a monthly fee ranging from $87,286 to $89,904, increasing over the remaining term of the Third Amendment to the Business Park Lease. The Business Park Lease was previously amended in October 2020 to increase the monthly fee by a nominal amount (the “Second Amendment to the Business Park Lease”).

The Third Amendment to the Business Park Lease is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the amendment is qualified in its entirety by reference to such exhibit. The Second Amendment to the Business Park Lease is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description of the amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment to Business Park Lease, dated June 25, 2021, by and between the Registrant and Facebook, Inc.
10.2	Second Amendment to Business Park Lease, dated October 19, 2020, by and between the Registrant and Facebook, Inc.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	ADICET BIO, INC.

	By:	/s/ Nick Harvey
	Name:	Nick Harvey
	Title:	Chief Financial Officer